Exhibit 99.2

A Letter to Stockholders

The sapphire industry has remained very challenging this year with global excess capacity driving prices to record low levels, particularly in two high volume markets for sapphire, LEDs and mobile devices. Given the market conditions, one of our key strategies has been to build a business more focused on the optical and industrial sapphire market, where we believe we have greater differentiation from our competitors and have interesting new technologies in development. We had also been trying to stay in the LED substrate market by limiting our product offering to six-inch diameter wafers and working hard to reduce cost to make that product profitable. While we made significant progress on that front, the continual decline of prices has made the prospects of becoming profitable in the LED substrate market unlikely for the foreseeable future. As a result, we recently made the decision to limit our focus to the optical and industrial sapphire markets and exit the LED and mobile device markets. The purpose of this letter is to provide our stockholders with greater insight on the implications for this change and our plans going forward.

Optical and Industrial Sapphire Market

While margin pressure in the LED and mobile device segments of the sapphire market continue to be severe, there remains good margin opportunity in the developing optical and industrial segments. This is because many of the applications in these segments of the market require large diameter sapphire products, high quality sapphire and ultra-thin double side polished (DSP) windows and wafers which many sapphire producers do not have the capability to provide. In addition, military applications often require a U.S.-based source for sapphire. We believe Rubicon continues to have a reputation for producing the highest quality sapphire in the market. We also have the ability to maintain that crystal quality while growing crystal in very large formats, we have a strong and developing U.S. customer base, and we have the ability to provide very high performance ultra-thin DSP sapphire products, which we believe position us well in these markets.

While the optical and industrial sapphire markets today are relatively small, there are potential new applications emerging. In addition to supplying our traditional customers in the optical and industrial sapphire markets, we continue to work with the developers of some very interesting new applications for sapphire and have been supplying them with prototypes for testing and pilot volumes for qualification. We outlined some of these opportunities in previous communications. While one consumer electronics opportunity, which was focused on virtual reality, opted not to use sapphire in its product, the other opportunities we previously outlined continue in development. These opportunities are primarily for applications in the medical device, semiconductor, specialty lighting and military markets with some of these applications having the potential to become considerable consumers of sapphire.

Regarding new technology development, we have now completed crystal growth development for our LANCE technology, which is a technology designed to produce very large, thick sapphire windows. This technology was developed with government funding and we have now completed the window blank deliverables on this project, including the largest size sapphire window available in the world at 36 x 18 x 1 inch dimensions. While the project will not be fully completed until our subcontractors complete the polishing of the windows, we have received permission from the government to begin selling and commercializing LANCE sapphire products. We will continue to refine the process to improve yield; however, our main focus now is the development of the market for these larger windows. The product has been displayed at trade shows and has attracted an encouraging amount of interest both from military and industrial product developers.

We also continue development on our family of aluminum oxide-based, clear optical coatings for glass and quartz parts that provide most of the durability of sapphire at a lower cost. We have branded the coatings SapphirEX. We have provided samples of coated glass and quartz to a number of prospective customers for products in the retail scanner, semiconductor processing, defense and consumer electronics markets. We continue to work on active qualification for use in the point of sale (POS) scanner market with some of our samples being tested in stores. We feel that initially we are more likely to find a number of niche markets, such as POS scanners, but also believe there is potential to address larger markets, such as smart phones and tablets and we are providing samples for smart-phone after-market cover glass as well as the OEM market for ruggedized mobile applications. We are focusing on building contract manufacturing relationships that we can rely on for production volumes in order to avoid major capital expenditures.

Closure and Sale of Our Malaysia Facility and Sale of Assets

Our facility in Penang, Malaysia was designed and equipped to produce primarily polished and patterned wafers for the LED market. With the decision to exit the LED market for the foreseeable future, we have decided to close the plant in Malaysia and sell the real estate and equipment located there. We stopped producing patterned wafers in September but will continue producing polished wafers through November of this year in order to ensure a smooth transition for our key customer. We have recently sold the patterning equipment in Penang and have started the process of finding buyers for the real estate and remaining equipment once we finish wafer production.

Adjustments to U.S. Operations

With our exit from the LED and mobile device segments of the sapphire market, we have excess crystal growth capacity in the U.S. We are in the process of consolidating operations into our leased space in Bensenville, Illinois and Franklin Park, Illinois and vacating our largest facility in Batavia, Illinois, which we own. We are targeting December 31st of this year for completion of the relocation to Bensenville and Franklin Park and are considering the sale of the Batavia plant once the relocation is complete. The Batavia plant is a special purpose facility with extensive enhancements to power and water cooling systems required for a crystal growth production. Our initial focus would be to seek a buyer that is interested in both the building and infrastructure. We are also in the process of looking for buyers for some of our crystal growth furnaces. Timing and amount of proceeds from these activities as well as the asset sale activities in Malaysia are difficult to predict.

Rubicon’s Future Potential

We believe that the actions outlined above will improve our operating results, strengthen our cash position and allow us to grow in markets that are better aligned with our strengths and which offer stronger margin potential. Our revenue will be smaller for a period of time (we have provided historical optical revenue in our prior Form 10-Q filings, which over the past three years has been between $4.5 million and $7.1 million annually). However, we anticipate a meaningful improvement in cash flow once these changes are fully implemented. Crystal growth operations will be very limited in the near-term as we plan to use our existing crystal inventory to support optical orders. We also intend to outsource certain finishing steps to third parties in order to reduce staffing, equipment and footprint. Under this new operating model we expect headcount to be reduced to roughly forty employees going into next year, limiting our fixed costs while retaining the knowledge base we have built over the past 15 years.

The optical and industrial sapphire markets are growing with new applications for sapphire emerging and, given our capabilities, we believe we are well positioned in this segment of the market. In the near term, our scaled-down operations and use of crystal inventory should allow us to significantly improve cash flow. The sale of assets discussed above should generate cash to provide more strategic opportunities to build stockholder value in, and perhaps even outside of, the sapphire market. We will continue to closely monitor the development of the optical and industrial sapphire markets and our new technologies, as well as the broader sapphire market, and we will continue to make strategic decisions that we believe will maximize Rubicon’s value.

On behalf of the entire Board of Directors, we thank you for your continued support.

Don Aquilano

Chairman of the Board

William Weissman

Chief Executive Officer

Forward-Looking Statements

Certain of the statements contained herein, particularly those preceded by or including the words “believes,” “expects,” “anticipates,” “intends,” “should,” “could,” “estimates,” “projects,” “targets,” “considers,” “potential,” and similar expressions, or those relating to or anticipating business operations, revenue and financial results for periods beyond the end of the third quarter of 2016, constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. For those statements, Rubicon claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s current expectations, estimates and projections about our industry, management’s beliefs and certain assumptions made by Rubicon and its management. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in, or implied by, the statements. These risks and uncertainties include the adoption of sapphire as a material in new applications, Rubicon’s successful development and the market’s acceptance of new products, Rubicon’s ability to sell certain assets, including those in Malaysia and underutilized assets in the U.S., and the prices Rubicon receives therefor, Rubicon’s ability to shut down the Malaysia facility without significant delays or obstacles, the outcome of other alternatives pursued by Rubicon to provide greater value to our stockholders, dependence on key customers, Rubicon’s ability to secure new business and retain customers, Rubicon’s ability to reduce wafer, crystal and other costs, Rubicon’s ability to reduce capital expenditures, changes in demand or the average selling prices of sapphire products, Rubicon’s ability to successfully qualify its products with customers and potential customers, potential disruptions in Rubicon’s supply of electricity, changes in Rubicon’s product mix, the outcome of the testing of new products and processes or the testing of Rubicon’s existing products for new applications, Rubicon’s ability to protect its intellectual property rights, the competitive environment, the cost of compliance with environmental standards, the ability to make effective acquisitions and successfully integrate newly acquired businesses into existing operations, and other risks and uncertainties described in Rubicon’s most recent Form 10-K, its subsequent Form 10-Q filings and other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on Rubicon’s forward-looking statements. Any forward-looking statement that Rubicon makes speaks only as of the date of such statement, and Rubicon undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.